                                                                    EXHIBIT 10.8
                      PROMISSORY NOTE AND PLEDGE AGREEMENT

$350,000                                             Date: July 11, 2002
                                                           Oakland, California

        FOR VALUE RECEIVED, the undersigned promises to pay Zhone Technologies, Inc., a Delaware Corporation (the "Company"), or order, at its principal office (now located in Oakland, California), or such other place as the Company shall designate, the principal sum of Three Hundred Fifty Thousand Dollars ($350,000) on July 11, 2006, (the "Maturity Date"). Unpaid principal shall bear interest from the date hereof at a rate of five and fifty one hundredths percent (5.50%) per annum, compounded annually. The entire outstanding balance of principal and accrued but unpaid interest shall be due and payable on the Maturity Date.

        Each payment shall be credited first to interest then due and the remainder to principal. Should interest not be paid when due hereunder, it shall be added to the principal and thereafter bear like interest as the principal, provided such unpaid interest so compounded shall not exceed and amount equal to simple interest on the unpaid principal at the maximum rate permitted by law.

        The Company may at its option accelerate, in whole or in part, the maturity of the outstanding principal balance due on this Note and any accrued interest thereon upon the occurrence of any of the following events:

        (1) The termination of the undersigned's employment with the Company (or any present or future parent and/or subsidiary corporations of the Company) for any reason, or no reason, with or without cause.
        (2) A default in the payment of any installment of principal and/or interest when due.
        (3)     A sale of the Pledged Stock (as defined below).
        (4) Such acceleration as reasonably necessary for the Company to comply with any regulations promulgated by the Board of Governors of the Federal Reserve System affecting the extension of credit in connection with the Company's securities.

        The undersigned waives demand, presentment, notice of protest, notice of demand, dishonor, diligence in collection and notices of intention to accelerate maturity. Any such acceleration may be automatically effectuated by the Company and by making an entry to such effect in its records, in which event the unpaid balance on this Note shall be come immediately due and payable without demand or notice.

        Principal and interest are payable in lawful money of the United States of America. The undersigned may prepay any amount due hereunder, without premium or penalty.

        In the event of the Company incurs any costs or fees in order to enforce payment of this Note or any portion thereof, the undersigned agrees to pay to the Company, in addition to such amounts as are owed pursuant to this Note, such costs and fees, including, without limitation, a reasonable sum for attorney's fees.

        The undersigned hereby waives to the full extent permitted by law all rights to plead any statue of limitations as a defense to any action hereunder.

        As security for the full and timely payment of this Note, the undersigned hereunder pledges and grants to the Company a security interest in Three million five hundred thousand (3,500,000) shares of the Company's common stock (the "Pledged Stock" together with any stock subscriptions rights, liquidating dividends, stock dividends, new securities of any type whatsoever, o any other property which the Optionee is or may be entitled to receive as a result of the undersigned's ownership of the Pledged Stock. The undersigned shall, upon execution of this Note, deliver all certificates representing the Pledged Stock to the agent for the Company (the "Agent") pursuant to the Joint Escrow Instructions of even date herewith between the Company and the maker of this Note. The Agent shall hold the Pledged Stock solely for the benefit of the Company to perfect the security interest grated hereunder.

        Notwithstanding the foregoing, the undersigned acknowledges that this
Note is a full recourse note and the undersigned is liable for full payment of this Note without regard to the value at any time or from time to time of the Pledged Stock. In the event of any default in the payment of this Note, the Company shall have and may exercise any and all remedies of a secured party under the California Commercial Code, and any other remedies available at law or in equity, with respect to the Pledged Stock. The undersigned (i) acknowledges that state or federal securities laws may restrict the public sale of securities, an may require private sales at prices or on terms less favorable to the seller than public sales and (ii) agrees that where the Company, in its sole discretion, determines that a private sale is appropriate, such sale shall be deemed to have been made in a commercially reasonable manner.

        In the event the undersigned desires to obtain a release from the Company's security interest in some or all of the Pledged Stock, the undersigned shall pay that portion of the principal balance of this Note equal to the purchase price of the Pledged Stock being released plus accrued interest thereon. The Company shall thereafter instruct the Agent to effect such release, provided that the fair market value of the Pledged Stock to remain subject to the Company's security interest (as determined by the Board of Directors of the Company or by the closing price on the date of such instruction of the Company's common stock on the securities exchange or market system constituting the primary market for such stock) shall satisfy the conditions of Regulation U, as promulgated by the Board of Governors of the Federal Reserve system, or other comparable law or regulation.

        The failure of the Company to exercise any of the rights created hereby, or to promptly enforce any of the provisions of this Note, shall not constitute a waiver of the right to exercise such rights or to enforce any such provisions.

        As used herein, the undersigned includes the successors, assigns and distributees of the undersigned.

        As used herein, the Company includes the successors, assigns and distributes of the Company, as well as a holder in due course of this Note.

        This Note is made under and shall be construed in accordance with the Laws of the State of California, without regard to the conflict of law provisions thereof.

                                                 ------------------------------
                                                 Mory Ejabat

                                                 ------------------------------
                                                 Address

                                                 ------------------------------

Zhone Technologies, Inc., a Delaware Corporation, hereby approves the terms of the above promissory note (the "Note") executed by Mory Ejabat effective as of July 11, 2002.

Dated:______________________                     Zhone Technologies, Inc.
                                                 A Delaware Corporation


                                                 ------------------------
                                                 Kirk Misaka, Treasurer